                                                                    EXHIBIT 99.1

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 11-K


                                  ANNUAL REPORT


                        Pursuant to Section 15(d) Of The
                         Securities Exchange Act of 1934

                      For the Year Ended December 31, 1995



                              ZIONS BANCORPORATION
                           EMPLOYEE STOCK SAVINGS PLAN

                              ZIONS BANCORPORATION
                             1380 Kennecott Building
                           Salt Lake City, Utah 84133

ITEM 1. CHANGES IN THE PLAN

The Plan was completely amended and restated as of October 1, 1992, with certain provisions retroactively effective as of January 1, 1989. In 1994, the Plan was amended for the purpose of maintaining its qualification under the Internal Revenue Code pursuant to the Tax Reform Act of 1986 and, in order to conform the Plan to the requirements of the Unemployment Compensation Act of 1992 and the Omnibus Budget Reconciliation Act of 1993. No changes were made in the Plan during the year 1995.

ITEM 2. CHANGES IN INVESTMENT POLICY

No material changes were made during the fiscal year in the policy with respect to the kind of securities and other investments in which funds held under the plan may be invested.

ITEM 3. CONTRIBUTIONS UNDER THE PLAN

The Company's contributions are measured by reference to employee contributions and are not discretionary.

ITEM 4. PARTICIPATING EMPLOYEES

There were 1,676 participating employees in the Plan on December 31, 1995.

ITEM 5. ADMINISTRATION OF THE PLAN

(a) Zions Bancorporation is the Plan administrator. The Company's Board of Directors has appointed an Administrative Committee consisting of seven persons. The Committee has full power and authority to administer the Plan and to interpret its provisions. The present members of the Committee and their positions held are:

             Member                                           Position - Company
---------------------------------    ----------------------------------------------------------------------
Clark B. Hinckley, Chairman           Senior Vice President of Zions Bancorporation
Harris H. Simmons                     President and Chief Executive Officer of Zions Bancorporation
Gary L. Anderson                      Senior Vice President of Zions Bancorporation
Peter K. Ellison                      Executive Vice President of Zions First National Bank
W. David Hemingway                    Executive Vice President of Zions First National Bank
Richard G. Crandall                   Vice President of Zions First National Bank
Russell W. Miller                     President of Zions Insurance Agency, Inc.


       The address of each fiduciary listed above is 1380 Kennecott Building, Salt Lake City, Utah 84133.

(b) No compensation is paid to the Committee members by the Plan. All expenses of the Plan and its administration are paid by the Company.


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ITEM 6. CUSTODIAN OF INVESTMENTS

(a) Zions First National Bank, One South Main Street, Salt Lake City, Utah 84133 is the custodian and trustee.

(b)      The custodian and trustee receive no compensation from the Plan.

ITEM 7. REPORTS TO PARTICIPATING EMPLOYEES

Participating employees are furnished an annual statement reflecting the status of their accounts as of the end of the fiscal year.

ITEM 8. INVESTMENT OF FUNDS

Substantially all of the assets of the Plan are invested in securities of the Company.

ITEM 9. FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements
          Report of Independent Auditors

          Statements of Net Assets Available for Benefits - December 31, 1995 and 1994

          Statements of Changes in Net Assets Available for Benefits - Years ended December 31, 1995, 1994, and 1993

          Notes to Financial Statements

          Schedules - Schedules I, II, and III have been omitted for the reasons that they are not required or are not applicable, or the required information is shown in the financial statements or notes thereto.

(b)      Exhibits - None


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                          Independent Auditors' Report

The Trust Committee
Zions Bancorporation
   Employee Stock Savings Plan:

We have audited the accompanying statements of net assets available for benefits of Zions Bancorporation Employee Stock Savings Plan as of December 31, 1995 and 1994, and the related statements of changes in net assets available for benefits for each of the years in the three-year period ended December 31, 1995. These financial statements are the responsibility of the plan administrator. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the plan administrator, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of Zions Bancorporation Employee Stock Savings Plan as of December 31, 1995 and 1994, and the changes in net assets available for benefits for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of Assets Held for Investment Purposes and Reportable Transactions for the year ended December 31, 1995, are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic 1995 financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                           KPMG Peat Marwick LLP

March 8, 1996


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                              ZIONS BANCORPORATION
                           EMPLOYEE STOCK SAVINGS PLAN

                 Statements of Net Assets Available for Benefits

                           December 31, 1995 and 1994

                                                                                             1995           1994
                                                                                         -----------    -----------
Assets:
    Cash                                                                                 $     8,206           --
    Investments, at market value:
       Zions Bancorporation common stock (approximate cost of $10,229,000 in 1995 and
         $8,035,000 in 1994)                                                              24,271,693      9,994,955
       Short-term investments                                                                 20,783         17,032
                                                                                         -----------    -----------
                                                                                          24,300,682     10,011,987
    Contributions receivable:
       Employees                                                                              79,972         88,524
       Zions Bancorporation                                                                   39,986         44,262
    Dividends receivable                                                                     124,005         83,582
    Interest receivable                                                                          379            349
                                                                                         -----------    -----------
           Total assets                                                                   24,545,024     10,228,704
                                                                                         -----------    -----------
Liabilities:
    Accounts payable                                                                            --              669
    Excess contribution refunds                                                               68,272         15,816
                                                                                         -----------    -----------
           Total liabilities                                                                  68,272         16,485
                                                                                         -----------    -----------
           Net assets available for benefits                                             $24,476,752     10,212,219
                                                                                         ===========    ===========






See accompanying notes to financial statements.


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                              ZIONS BANCORPORATION
                           EMPLOYEE STOCK SAVINGS PLAN

           Statements of Changes in Net Assets Available for Benefits

                  Years ended December 31, 1995, 1994, and 1993

                                                                                       1995             1994             1993
                                                                                   ------------     ------------     ------------
Additions (deductions) to net assets attributed to:

    Net appreciation (depreciation) in market value of investment in Zions
      Bancorporation common stock                                                  $ 13,215,084         (410,576)        (516,233)
    Dividends                                                                           410,080          294,770          200,330
    Interest                                                                              5,239            3,343            1,543
                                                                                   ------------     ------------     ------------
                                                                                     13,630,403         (112,463)        (314,360)
                                                                                   ------------     ------------     ------------
    Contributions:

       Employees                                                                      2,191,527        1,964,913        1,806,956
       Zions Bancorporation                                                           1,062,640          982,463          903,477
                                                                                   ------------     ------------     ------------
                                                                                      3,254,167        2,947,376        2,710,433
                                                                                   ------------     ------------     ------------
           Total additions                                                           16,884,570        2,834,913        2,396,073

Deductions from net assets attributed to benefits paid directly to participants       2,620,037          845,885          525,906
                                                                                   ------------     ------------     ------------
           Net increase                                                              14,264,533        1,989,028        1,870,167
Net assets available for benefits:
    Beginning of year                                                                10,212,219        8,223,191        6,353,024
                                                                                   ------------     ------------     ------------
    End of year                                                                    $ 24,476,752       10,212,219        8,223,191
                                                                                   ============     ============     ============






See accompanying notes to financial statements.


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                              ZIONS BANCORPORATION
                           EMPLOYEE STOCK SAVINGS PLAN

                          Notes to Financial Statements

                        December 31, 1995, 1994, and 1993

(1)      Description of the Plan

         Zions Bancorporation Employee Stock Savings Plan (the Plan) is a single employer contributory plan that is designed to provide retirement benefits for eligible employees under an after tax salary reduction arrangement by offering employees an opportunity to acquire stock ownership in Zions Bancorporation (the Company). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

(2)      Summary of Significant Accounting Policies

         The following is a summary of significant accounting policies followed by the Plan in the preparation of its financial statements:

         (a)    Basis of Presentation

                The Plan's financial statements are presented on the accrual basis of accounting.

         (b)    Investments

                The investment in common stock of the Company is carried at market value in the accompanying financial statements. The investment in the short-term investment fund represents a cash equivalent. Purchases and sales of investments are recorded on a settlement-date basis which does not materially differ from using the trade-date basis required by generally accepted accounting principles.

         (c)    Costs of Administration

                All costs of administration are absorbed by the Company.

(3)      Eligibility

         Participation in the Plan is voluntary. An employee is eligible to participate on January 1, or July 1, whichever coincides with, or immediately follows, the latter of the date on which the employee completes at least 1,000 hours of service during 12 continuous months and attains the age of 21. As of December 31, 1995 and 1994, there were 1,676 participants and 1,700 participants, respectively, in the Plan.

(4)      Employee and Company Contributions

         Each eligible employee who elects to participate makes contributions ranging from one to five percent of their total compensation. Company contributions are equal to 50 percent of the amount contributed by the employee. The maximum amount a participant may contribute to the Plan in a calendar year, in conjunction with the Employee Investment Savings Plan, is $9,240 for 1995.

(5)      Allocation of Income or Loss

         Net appreciation (depreciation) in market value of investments, dividends, and interest income are allocated to each participant's account in proportion to the investment shares held in that participant's account to the total of investment shares held in the Plan.

                              ZIONS BANCORPORATION
                           EMPLOYEE STOCK SAVINGS PLAN

                          Notes to Financial Statements


(6)      Vesting and Payment of Benefits

         Employee contributions and the employees' share of the Company contributions are 100 percent vested at all times. Benefits are paid upon death, disability, retirement, or earlier subject to certain restrictions. Benefits are paid in shares of stock.

(7)      Income Taxes

         The Plan obtained its latest determination letter on November 5, 1985, in which the Internal Revenue Service (IRS) stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended since receiving the determination letter. The Company is in the process of obtaining a new letter for the Plan. The application for approval of the amendments was filed with the IRS in March 1995. The plan administrator and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, they believe that the Plan was qualified and the related trust was tax-exempt as of the financial statement date.

(8)      Investment

         At December 31, 1995 and 1994, investment in common stock of the Company consisted of 302,451 and 278,605 shares, respectively.

(9)      Plan Amendments

         The Plan became effective on January 1, 1978, and has been amended and restated at various times thereafter. The Plan was completely amended and restated as of October 1, 1992. In addition, the Plan was amended in 1994 to include employees from recently acquired National Bank of Arizona and Rio Salado Bancorp. The following summarizes the Plan's amended areas:

         (a)    Participant Contributions

                Participants can elect either a pre-tax or post-tax salary reduction of from one to a maximum of five percent of total compensation as a participant contribution.

         (b)    Company Contributions

                Matching contributions are made by the Company on behalf of each participant in the amount of fifty percent of the participant's contributions.


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                              ZIONS BANCORPORATION
                          EMPLOYEE STOCK SAVINGS PLAN

                          Notes to Financial Statements



           Item 27a - Schedule of Assets Held for Investment Purposes

                                December 31, 1995

                                                                                                    Approxi-              Market
   Units held                                  Description                                         mate cost              value
------------------     --------------------------------------------------------------------     -----------------     --------------
          302,451      Zions Bancorporation common stock                                      $ 10,229,000                24,271,693
           20,783      Short-term investments                                                       20,783                    20,783



                 Item 27d - Schedule of Reportable Transactions

                          Year ended December 31, 1995

                                                                                              Shares
                                                                                             purchased                 Cost
                                                                                          ---------------         ---------------
Purchase of investments:
    Description:
       Zions Bancorporation                                                                   76,008              $  3,684,087



                                                                                              Shares                  Market
                                                                                            distributed                value
                                                                                          ---------------         ---------------
Distributions of investments:
    Description:
       Zions Bancorporation                                                                   51,880              $  2,620,037